NEWGULF POWER VENTURE
                  For the Twelve Months Ended December 31, 1997
                               Statement of Income
                                   (Unaudited)



Operating Revenues
    Electric revenues                                          $ 863,203
                                                         ----------------


Operating Expenses                                             1,004,175
General & Administrative                                         658,157
Other Expenses                                                    27,839
Expenses Transferred Out                                        (136,966)
Interest Expense                                                 187,186
                                                         ----------------
    Total Expenses                                             1,740,391
                                                         ----------------

Income Before Income Taxes                                      (877,188)
                                                         ----------------

Provision for Income Taxes                                      (342,103)
                                                         ----------------


Net Income (Loss)                                             $ (535,084)
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